Exhibit 99.1

Lima, Ohio and Westville, Indiana Wholesale Distribution Divisions

and the Van Wert, Ohio and Ironton, Ohio Retail Stores of Roundy’s
Supermarkets, Inc.

Combined Financial Statements

Years Ended January 1, 2005 and January 3, 2004

Contents

Report of Independent Registered Public Accounting Firm

Combined Financial Statements

Combined Balance Sheets
Combined Statements of Income and Changes in Parent Company Investment
Combined Statements of Cash Flows
Notes to Combined Financial Statements

Report of Independent Registered Public Accounting Firm

The Directors of Roundy’s Supermarkets, Inc. and
Nash Finch Company

We have audited the accompanying combined balance sheets of the Lima, Ohio and Westville, Indiana wholesale distribution divisions and the Van Wert, Ohio and Ironton, Ohio retail stores (collectively, “the Business”) of Roundy’s Supermarkets, Inc. (“the Company”) as of January 1, 2005 and January 3, 2004, and the related combined statements of income and changes in parent company investment and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Business’ internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Business at January 1, 2005 and January 3, 2004, and the combined results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Milwaukee, Wisconsin	/s/ Ernst & Young LLP
June 3, 2005

Lima, Ohio and Westville, Indiana Wholesale Distribution Divisions

and the Van Wert, Ohio and Ironton, Ohio Retail Stores of Roundy’s

Supermarkets, Inc.

Combined Balance Sheets

	January 1,	January 3,
	2005	2004
Assets
Current assets:

Cash	$3,869,297	$4,752,148
Notes and accounts receivable, less allowance for losses of $736,000 and $876,600, respectively	26,011,973	26,482,831
Merchandise Inventories	49,638,647	48,272,705
Prepaid expenses	269,506	283,771
Total current assets	79,789,423	79,791,455

Property and equipment, net	34,198,125	35,840,328

Other assets:
Notes receivable	1,312,021	2,140,816
Supply contracts, net of accumulated amortization of $4,735,319 and $2,872,243, respectively	5,123,459	6,986,535
Goodwill	33,878,669	33,878,669
Total other assets	40,314,149	43,006,020
Total assets	$154,301,697	$158,637,803

Liabilities and parent company investment
Current liabilities:
Accounts payable	$34,596,390	$30,135,532
Accrued expenses	7,222,103	8,847,762

Total current liabilities	41,818,493	38,983,294
Total parent company investment	112,483,204	119,654,509
Total liabilities and parent company investment	$154,301,697	$158,637,803

See accompanying notes.

Lima, Ohio and Westville, Indiana Wholesale Distribution Divisions

and the Van Wert, Ohio and Ironton, Ohio Retail Stores of Roundy’s

Supermarkets, Inc.

Combined Statements of Income and Changes in Parent Company Investment

	Years Ended
	January 1,	January 3,
	2005	2004
Revenues
Net sales and service fees	$956,210,909	$934,311,766
Other - net	102,569	205,969

	956,313,478	934,517,735
Cost and expenses
Cost of sales	868,708,019	844,786,995
Operating and administrative	63,925,945	65,321,612
Depreciation and amortization	4,416,727	4,399,560
Interest	3,861,222	5,170,650
Income before income taxes	15,401,565	14,838,918

Provision for income taxes	5,790,988	5,579,433
Net income	9,610,577	9,259,485

Net payments to parent company	(16,781,882)	(20,345,518)
Parent company investment at beginning of year	119,654,509	130,740,542
Parent company investment at end of year	$112,483,204	$119,654,509

See accompanying notes.

Lima, Ohio and Westville, Indiana Wholesale Distribution Divisions

and the Van Wert, Ohio and Ironton, Ohio Retail Stores of Roundy’s

Supermarkets, Inc.

Combined Statements of Cash Flows

	Years Ended
	January 1,	January 3,
	2005	2004
Operating activities:
Net income	$9,610,577	$9,259,485
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	4,416,727	4,399,560
Loss (gain) on sale of property and equipment	68,985	(2,461)
Changes in operating assets and liabilities:
Notes and accounts receivable	1,299,653	730,961
Merchandise inventories	(1,365,942)	8,648,928
Prepaid expenses	14,265	(234,591)
Accounts payable	4,460,858	(783,302)
Accrued expenses	(1,625,659)	67,310
Net cash flows provided by operating activities	16,879,464	22,085,890

Investing activities:
Capital expenditures	(1,579,390)	(2,646,878)
Proceeds from sale of property and equipment	598,957	24,689
Net cash flows used in investing activities	(980,433)	(2,622,189)

Financing activities:

Net payments to parent company	(16,781,882)	(20,345,518)
Net cash flows used in financing activities	(16,781,882)	(20,345,518)

Net decrease in cash	(882,851)	(881,817)
Cash at beginning of period	4,752,148	5,633,965
Cash at end of period	$3,869,297	$4,752,148

Supplemental cash flow information
Cash paid during the year for:
Interest	$3,861,222	$5,170,650
Income Taxes	5,790,988	5,579,433

See accompanying notes.

Lima, Ohio and Westville, Indiana Wholesale Distribution Divisions and the Van

Wert, Ohio and Ironton, Ohio Retail Stores of Roundy’s Supermarkets, Inc.

Notes to Combined Financial Statements

Years Ended January 1, 2005 and January 3, 2004

1.                                      Business Description and Summary of Significant Accounting Policies

Business Description

The accompanying combined financial statements present, on a historical cost basis, the combined assets, liabilities, revenues and expenses related to the Lima, Ohio and Westville, Indiana wholesale distribution divisions and the Van Wert, Ohio and Ironton, Ohio retail stores (collectively, “the Business”) of Roundy’s Supermarkets, Inc. (“Roundy’s” or “the Company”).

The Business sells and distributes food and nonfood products that are typically found in supermarkets primarily located in the Midwest. The two retail grocery stores are operated under the Pick ‘n Save banner and sell directly to the consumer. The Company’s wholesale operations sell and distribute a broad range of food and non-food products to the two retail stores, other licensed Pick ‘n Save locations, and independent food retailers located principally in the Midwest.

Basis of Presentation

These financial statements include amounts that have been derived from the financial statements and accounting records of Roundy’s using the historical results of operations and historical cost basis of the assets and liabilities of the Business.

The accompanying combined balance sheets do not include certain Roundy’s assets or liabilities that are not specifically identifiable to the Business. See Note 6 for further description.

The combined statements of income and changes in parent company investment include all revenues and costs attributable to the Business including a charge or allocation of the costs for Roundy’s provided support services and Roundy’s corporate costs. See Note 6 for further discussion of charges and allocations relating to the Business’ transactions with Roundy’s.

All of the allocations and estimates in the combined statements of income and changes in parent company investment are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the Business had been operated on a stand-alone basis. Because a direct ownership relationship does not exist among all the various entities comprising the Business, Roundy’s net investment in the Business is shown in lieu of stockholders’ equity in the Business’ financial statements.

The accompanying combined financial statements are presented on the basis of accounting principles generally accepted in the United States. All significant intercompany accounts and transactions have been eliminated.

Fiscal Year

The Business’ fiscal year is the 52 or 53 week period ending on the Saturday nearest to December 31. The year ended January 1, 2005 (Fiscal 2004) included 52 weeks and the year ended January 3, 2004 (Fiscal 2003) included 53 weeks.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Changes in facts and circumstances may result in revised estimates and actual results could differ from those estimates.

Revenue Recognition

Retail revenues are recognized at the point of sale. Wholesale revenues are recognized when product is shipped.

Discounts and Promotional Allowances

Purchases of product at discounted pricing are recorded in inventory at the discounted price until sold. Volume and other program allowances are accrued as a receivable when it is reasonably assured they will be earned and reduce the cost of the related inventory for product on hand or cost of sales for product already sold. Vendor monies received for new product slotting are initially deferred and recognized as a reduction of cost of sales after completion of an estimated new product slotting cycle of approximately nine months, at which time the Business has fully performed its obligation. Vendor allowances received to fund advertising and certain other expenses are recorded as a reduction of the Business’ expense or expenditure for such related advertising or other expense if such vendor allowances reimburse the Business for specific, identifiable and incremental costs incurred by the Business in selling the vendor’s product. Any excess reimbursement over the Business’ cost is classified as a reduction of cost of sales.

Costs and Expenses

Cost of sales includes product costs and inbound freight, but excludes depreciation. Operating and administrative expenses consist primarily of personnel costs, sales and marketing expenses, warehousing and distribution costs, the internal costs of purchasing, receiving and inspecting products for resale, expenses associated with the Business’ facilities, internal management expenses, business development expenses, and expenses for finance, legal, human resources and other administrative departments. The Business classifies shipping and handling costs as an operating and administrative expense which totaled $19,734,426 and $18,802,429 for Fiscal 2004 and Fiscal 2003, respectively.

Advertising Expenses

The Business expenses advertising costs as incurred. Advertising expenses totaled $373,653 and $433,046 for Fiscal 2004 and Fiscal 2003, respectively.

Income Taxes

The Business is included in the federal and state tax returns of Roundy’s parent, Roundy’s Acquisition Corp. The provision for federal and state income tax included in these financial statements is computed as if the Company filed separate tax returns. All current and deferred income tax assets and liabilities are included in the parent company investment on the accompanying combined balance sheets.

Fair Value of Financial Instruments

The Business’ financial instruments consist primarily of cash, accounts receivable, accounts payable and accrued liabilities. The carrying amounts for these accounts approximate their fair values.

Notes and Accounts Receivable

The Business advances/loans amounts to certain independent retailers it serves to be used primarily for store expansion or improvements. Advances/loans to independent retailers are primarily collateralized by the retailer’s inventory, equipment and personal assets. Advances are non-interest bearing and are forgiven on an agreed to schedule while the Business supplies the independent retailer. Remaining advances are fully reimbursable if the supply contract is terminated. Loans bear interest from zero to 10% with terms of up to 10 years. Included in current notes and accounts receivable are advances/loans due within one year totaling $1,018,561 and $944,914 at January 1, 2005 and January 3, 2004, respectively.

The Business is exposed to credit risk with respect to notes and accounts receivable. Management continually monitors its receivables with customers by reviewing, among other things, credit terms, collateral and guarantees and evaluates the collectibility of accounts receivable based on a combination of factors, namely aging and historical trends. An allowance for doubtful accounts is recorded based on the customer’s ability and likelihood to pay based on management’s review of the facts.

Merchandise Inventories

Merchandise inventories are recorded at the lower of cost or market. Cost is calculated on a first-in-first-out basis.

Property and Equipment

Property and equipment is stated at cost and is depreciated using the straight-line method for financial reporting purposes and by use of accelerated methods for income tax purposes. Depreciation and amortization of property and equipment are expensed over their estimated useful lives, which are generally 39 years for buildings, and three to ten years for equipment. Leasehold improvements are amortized over the lesser of the useful life of the asset or the term of the lease.

Long Lived Assets

Management annually considers whether indicators of impairment of long-lived assets held for use are present and determines, if such indicators are present, whether the sum of the estimated undiscounted future cash flow attributed to such assets is less than their carrying amounts. Management evaluated the ongoing value of its property and equipment and other long-lived assets on January 1, 2005 and January 3, 2004 and concluded there were no significant indicators of impairment.

Supply Contracts

Supply contracts are being amortized over the life of the related contracts of approximately five years. Amortization expense for each of Fiscal 2004 and 2003 was $1,863,076. Amortization is expected to be approximately $1,863,076, $1,863,076 and $1,397,307 in Fiscal 2005, 2006, and 2007, respectively.

Leases

Management assesses leases as either operating leases or capital leases at the inception of each lease. Operating leases with increasing rate rents are accounted for in accordance with Financial Accounting Standards Board Technical Bulletin 85-3 and the lease expense is recognized on a straight-line basis over the term of the lease.

Goodwill

Goodwill represents the excess of cost allocated to the Business over the fair value of net assets of businesses acquired. In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 142, “Goodwill and Other Intangible Assets,” which was adopted by Roundy’s on December 30, 2001. Pursuant to SFAS No. 142, the carrying value of goodwill is evaluated for impairment on an annual basis. Management completed the annual impairment review for 2004 and 2003 as of June 30, of each year and concluded there was no impairment of goodwill.

Parent Company Investment

The parent company investment included in the balance sheet reflects Roundy’s net investment in the Business and accumulated earnings of the Business. The operations of the Business participate in Roundy’s centralized cash management programs. As cash is disbursed and received by Roundy’s, it is accounted for through the parent company investment.

These financial statements include direct charges for certain Roundy’s provided services and allocations of general corporate expenses and services provided by Roundy’s, which are discussed in Note 6 to these financial statements.

Concentrations of Risk

Certain of the Business’s employees are covered by collective bargaining agreements. The Business currently participates in three union contracts covering approximately 71% of its employees.

2.                                      Property and Equipment

Property and equipment consisted of the following:

	January 1,	January 3,
	2005	2004

Land	$1,798,819	$1,818,709
Buildings	31,256,588	31,243,353
Equipment	8,705,032	7,866,205
Leasehold improvements	26,998	24,388

Less accumulated depreciation	7,589,312	5,112,327
Property and equipment, net	$34,198,125	$35,840,328

Depreciation expense for property and equipment was $2,553,651 and $2,536,484 for Fiscal 2004 and Fiscal 2003, respectively.

3.                                      Employee Benefit Plans

Substantially all non-union employees of the Business are covered by a defined benefit pension plan of Roundy’s. Benefits are based on years of service and the employee’s highest compensation during five of the most recent ten years of employment. Expenses related to Business employees of this plan totaled $1,267,111 and $1,476,652 for Fiscal 2004 and Fiscal 2003, respectively, reflected in operating and administrative expenses in the combined statements of income and changes in parent company investment.

The Business also participates in a multi-employer plan which provides defined benefits to employees under collective bargaining agreements. Amounts charged to pension expense for this plan were $1,570,832 and $1,387,342 for Fiscal 2004 and Fiscal 2003, respectively, reflected in operating and administrative expenses in the combined statements of income and changes in parent company investment.

The Business has defined contribution plans covering substantially all salaried and hourly employees not covered by collective bargaining agreements. Total expense related to Business employees of the plans totaled $303,486 and $309,197 for Fiscal 2004 and Fiscal 2003, respectively, reflected in operating and administrative expenses in the combined statements of income and changes in parent company investment.

4.                                      Income Taxes

The provision for income taxes consisted of the following:

	Years Ended
	January 1, 2005	January 3, 2004

Federal	$5,113,319	$4,926,521
State	677,669	652,912
Total income tax provision	$5,790,988	$5,579,433

Federal income tax at the statutory rate of 35% for Fiscal 2004 and Fiscal 2003 and income tax expense as reported are reconciled as follows:

	Years Ended
	January 1,	January 3,
	2005	2004

Federal income tax at statutory rate	$5,390,548	$5,193,621
State income taxes, net of federal tax benefits	440,485	424,393
Other-net	(40,045)	(38,581)
	$5,790,988	$5,579,433

5.                                      Lease Obligations and Contingent Liabilities

The Business leases a warehouse facility and two retail stores under operating leases. Rent expense for these leases for Fiscal 2004 and 2003 was $1,054,403 and $1,133,852, respectively. The leases obligate the Business to pay real estate taxes, insurance and maintenance costs and contain multiple renewal options, exercisable at management’s option, that range from one additional one-year period to four additional five-year periods. In addition, contingent rentals may be paid under the retail store leases on the basis of the store’s sales in excess of stipulated amounts.

Future minimum rental payments under non-cancelable long-term leases are as follows at January 1, 2005:

2005	$998,463
2006	610,623
2007	610,623
2008	610,623
2009	610,623
Thereafter	530,123
Total	$3,971,078

The Business is involved in various claims and litigation arising in the normal course of business. In the opinion of management, the ultimate resolution of these actions will not materially affect the combined financial position, results of operations or cash flows of the Business.

The assets of the Business also serve as collateral for Roundy’s bank credit agreement.

6.                                      Transactions With Roundy’s

For purposes of preparing these combined financial statements, Roundy’s has made certain allocations of its expenses to the Business. Management believes the assumptions underlying such allocations are reasonable. However, the combined financial statements included herein may not necessarily reflect the Business’ results of operations, financial position and cash flows in the future or what its results of operations, financial position and cash flows would have been had the Business been a stand-alone company during the periods presented.

The operations of the Business participate in Roundy’s centralized cash management programs. Cash receipts are transferred to centralized accounts maintained by Roundy’s which also coordinates all cash disbursements. As cash is disbursed and received by Roundy’s, it is accounted for through the parent company investment. Cash reflected on the combined balance sheet relates to the Business’ local depository accounts. The overall level of cash required by the Business’ operations may be greater than the amounts reflected in the financial statements.

A summary of significant expenses allocated from Roundy’s is shown below:

	Years Ended
	January 1, 2005	January 3, 2004

General corporate support services	$4,236,097	$4,905,551
Employee benefits	4,745,811	4,312,005
Interest	3,861,222	5,170,650
Transportation services	19,734,426	18,802,429
	$32,577,556	$33,190,635

The Company provides general corporate support services to the Business including financial, legal, treasury, information technology system support and human resources. The costs for providing these services have been charged based upon actual usage or allocated based upon the financial results of the Business in comparison to the Company and are included in operating and administrative expenses in the combined statements of income and changes in parent company investment.

The Company also allocates employee benefit expenses to the Business. The Company administers programs in which the Business participates, including medical and other insurance. Costs for these services and programs are billed to the Business based on headcounts and related payroll. These expenses are included in operating and administrative expenses in the combined statements of income and changes in parent company investment.

The Business participates in the Company’s centralized cash management programs. Accordingly, the financial statements of the Business exclude any specific debt allocated by Roundy’s, but the Business has been allocated an interest charge. The interest allocation was calculated based upon net intercompany borrowings and Roundy’s average cost of capital.

The Company also maintains a corporate transportation subsidiary, certain assets of which are used by the Business. The costs of utilizing these assets have been allocated based upon actual usage and are included in operating and administrative expenses in the combined statements of income and changes in parent company investment.

Management believes that the methods of determining these costs are reasonable and that the costs allocated approximate those that would have been incurred on a stand-alone basis.

7.                                      Sale of the Business

On February 24, 2005, Roundy’s signed a definitive agreement to sell the Business to Nash Finch Company for $225,715,316 in cash, subject to certain post-closing adjustments. On March 31, 2005, Nash Finch Company consummated the acquisition of the Business and acquired the majority of the operating assets (including merchandise inventories, notes and accounts receivable, land, buildings and equipment) and assumed the majority of the operating liabilities (including accounts payable and certain accrued expenses).